INNOVATIVE MEDICAL SERVICES                                          EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT





Name                                       State of Incorporation
----                                       ----------------------

Export Company of America (EXCOA)           Nevada

Ampromed Comercio Importacao
  E Exportacao Ltda (AMPROMED)              A Brazilliam Limited Liability
                                              Company, Rio de Janeiro Brazil

Nutripure Corporation                       Nevada

ETIH2O                                      Nevada